EXECUTION COPY

PURCHASE AND SALE AGREEMENT

between

GEHL COMPANY,

as Originator

and

GEHL RECEIVABLES LLC,

as Buyer

Dated as of
February 24, 2005

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6.11	Counterparts	20
6.12	Severability	21
6.13	Intention of Parties Regarding Delaware Securitization Act	21
6.14	Merger and Integration	21
6.15	Survival of Representations and Warranties	21
6.16	Termination	21

Exhibit A Form of Sale Assignment

ii

        PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of February 24, 2005 between GEHL COMPANY, a Wisconsin corporation (“Originator”), and GEHL RECEIVABLES LLC, a Delaware limited liability company (“Buyer”).

        WHEREAS, in the regular course of its business, Originator purchases from equipment dealers and its subsidiaries and directly originates equipment installment sale contracts; and

        WHEREAS, Originator and Buyer wish to set forth the terms pursuant to which Buyer will acquire from time to time Receivables and other Assets (as defined herein); and

        WHEREAS, Originator and Buyer wish to set forth herein certain representations, warranties, covenants and indemnities of Originator with respect to the Receivables and related Assets for the benefit of Buyer, the Issuer, the Trustee and the Noteholders.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

        1.1     Definitions. Capitalized terms used in this Agreement and not otherwise defined in this Agreement, shall have the meanings set forth in Annex A to the Sale and Servicing Agreement dated as of the date hereof among Originator, as originator and as servicer (the “Servicer”), Buyer, as seller thereunder, Gehl Funding LLC, as issuer (the “Issuer”), JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), and Systems and Services Technologies, Inc., as backup servicer (the “Backup Servicer”) and as custodian (the “Custodian”) (as the same may be amended or supplemented from time to time, the “Sale and Servicing Agreement”).

        1.2     Other Definitional Provisions.

            (a)     All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (b)     Accounting terms used but not defined or partly defined in this Agreement, in any instrument governed hereby or in any certificate or other document made or delivered pursuant hereto, to the extent not defined, shall have the respective meanings given to them under GAAP or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

            (c)     The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

            (d)     Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement.

            (e)     Unless otherwise specified, the term “including” shall mean “including without limitation.”

            (f)     The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

            (g)     Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as the same may from time to time be amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments and instruments associated therewith; all references to a Person include its permitted successors and assigns.

ARTICLE II
CONVEYANCE OF RECEIVABLES

        2.1     Conveyance of Receivables.

            (a)     In consideration of Buyer’s payment of the Acquisition Price in the manner set out in Section 2.1(b), Originator does hereby sell, transfer, assign, set over and otherwise convey to Buyer, without recourse (subject to the obligations herein), all of the right, title, interest of Originator whether now existing or hereafter arising in, to and under:

(i) the Receivables listed in the Schedule of Receivables from time to time;

(ii) all monies received under the Receivables on and after the related Cutoff Date, including without limitation all Net Liquidation Proceeds received with respect to the Receivables;

(iii) the security interests in the Financed Equipment granted by Obligors and Originator pursuant to the related Contracts and any other interest of Originator in such Financed Equipment;

(iv) any proceeds from claims on any Receivables Insurance Policies or certificates relating to the Financed Equipment or the Obligors thereunder;

(v) all proceeds from Dealer Recourse with respect to the Receivables;

(vi) refunds for the costs of, and other amounts received in connection with, extended warranty contracts with respect to Financed Equipment securing the Receivables;

(vii) the Receivable File related to each Receivable and all other documents that Originator or the Servicer may keep on file in accordance with their customary procedures for originating or servicing the Receivables for Obligors of the Financed Equipment;

(viii) all amounts and property from time to time held in or credited to the Lockbox Account with respect to the Receivables (it being understood that title to the Lockbox Account is not conveyed hereunder);

(ix) all property (including the right to receive future Net Liquidation Proceeds) that secures a Receivable that has been acquired by or on behalf of Buyer pursuant to a liquidation of such Receivable; and

(x) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (the foregoing clauses (i) — (x) being collectively referred to as the “Assets”).

            (b)     As consideration for the conveyance of Receivables and related Assets to be transferred on any Funding Date pursuant to this Agreement, Buyer shall pay or cause to be paid to Originator on such Funding Date an amount equal to the Aggregate Principal Balance of the Related Receivables as of the related Cutoff Date, plus any premium or minus any discount agreed upon by Originator and Buyer (the “Acquisition Price”). To the extent that the cash portion of the Acquisition Price for the Assets is less than the fair market value thereof, the difference shall be deemed a capital contribution by Originator to Buyer.

        2.2     Intention of the Parties. It is the intention of the parties hereto that each transfer and assignment of the Related Receivables and other Assets contemplated by this Agreement and each Sale Assignment (as defined below) executed in connection herewith shall constitute a sale of the Related Receivables and other Assets from Originator to Buyer, conveying good title thereto, free and clear of all liens and rights of others and it is intended that the beneficial interest in and title to the Related Receivables and other Assets shall not be part of Originator’s estate in the event of the filing of a bankruptcy petition by or against Originator under any bankruptcy law. In the event that, notwithstanding the intent of the parties, the transfer and assignment contemplated hereby or by any Sale Assignment is held not to be a sale, the parties intend (i) that Originator shall have granted to Buyer, and Originator hereby grants to Buyer, a first priority, perfected security interest in all of its right, title and interest in and to the Related Receivables and other Assets and (ii) that this Agreement and any related Sale Assignment shall constitute a security agreement under applicable law.

        2.3     The Closing.  The sale and purchase of the initial Assets on the Closing Date shall take place simultaneously with the closings under: (a) the Sale and Servicing Agreement, (b) the Note Purchase Agreement and (c) the Indenture.

        2.4     Servicing. At Buyer’s request, Originator will continue to service the Receivables in accordance with and subject to the terms of the Sale and Servicing Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

        3.1     Representations and Warranties. Originator makes the representations and warranties set forth in Section 3.2 below to Buyer (for the benefit of the Trustee and the Noteholders) as of the Closing Date as to the Receivables and with respect to each transfer hereunder, as of the related Funding Date; provided that such representations and warranties relate to the Receivables conveyed on any Funding Date and are made solely with respect to the Receivables transferred on such Funding Date, such representations and warranties are made as of the related Funding Date, and shall in each case survive the sale, transfer and assignment of the Receivables to Buyer, the sale and transfer of the Receivables to the Issuer pursuant to the Sale and Servicing Agreement, and the pledge of the Receivables by the Issuer to the Trustee for the benefit of the Noteholders pursuant to the Indenture; providedfurther that Originator acknowledges that Buyer will rely upon the accuracy of the following representations and warranties in transferring the Assets to the Issuer and the initial Noteholder will rely upon the accuracy of such representations and warranties in purchasing the Note and making Advances to the Issuer; provided further however that with respect to representations and warranties made to Originator’s knowledge, the term “knowledge” shall be deemed to include the knowledge of any Executive Officer of Originator.

        3.2     Receivables Characteristics.

(i) Eligible Receivables. As of the related Funding Date, each Related Receivable is an Eligible Receivable.

(ii) Schedule of Receivables. The information with respect to the Related Receivables set forth in Schedule A to the related Sale Assignment is true and correct in all material respects as of the close of business on the related Cutoff Date, and no selection procedures adverse to the Noteholders have been utilized in selecting the Related Receivables to be sold hereunder from all Eligible Receivables owned by Originator.

(iii) Compliance with Law. Each Related Receivable, the sale of the Financed Equipment and the sale of any physical damage insurance, and any extended warranty or service contracts complied at the time the Related Receivable was originated or made and at the execution of the applicable Sale Assignment complies in all respects with all material requirements of applicable Federal, State, and local laws, rules and regulations.

(iv) Security Interest in Financed Equipment. Immediately prior to the sale, assignment and transfer thereof to Buyer, each Related Receivable and the other Assets was secured by a validly perfected first priority security interest in the Financed Equipment in favor of Originator as secured party or all necessary and appropriate action has been taken to perfect a first priority security interest in the Financed Equipment in favor of Originator as secured party, which security interest is assignable and upon the consummation of the transactions described herein, will be validly assigned to Buyer, and such assigned security interest will be prior to all other liens upon and security interests in such Financed Equipment which now exist or may hereafter arise or be created (except, as to priority, for any tax liens, mechanics’ liens or Liens which attach by operation of law).

(v) Receivables in Force. No Related Receivable has been satisfied, subordinated or rescinded, nor has any related Financed Equipment been released from the lien granted with respect to the Related Receivable in whole or in part.

(vi) No Waiver. Except as permitted under the Sale and Servicing Agreement and clause (vii) below, no provision of a Related Receivable has been waived, altered or modified in any respect since its origination.

(vii) No Amendments. Except as permitted under the Sale and Servicing Agreement, no Related Receivable has been amended, modified, waived or refinanced except pursuant to instruments included in the Receivable File and no such amendment or modification has caused such Related Receivable to fail to satisfy all of the representations and warranties of Originator set forth herein with respect thereto or to fail to meet all of the conditions as set forth herein.

(viii) No Defenses. No right of rescission, setoff, counterclaim and, to Originator’s knowledge, no defense exists or has been asserted or threatened with respect to any Related Receivable. The operation of the terms of any Related Receivable or the exercise of any right thereunder will not render such Related Receivable unenforceable in whole or in part.

(ix) No Liens. As of the related Cutoff Date, (a) there are no liens or claims existing or which have been filed for work, labor, storage or materials relating to Financed Equipment under any of the Related Receivables that are liens prior or equal to, the security interest in the Financed Equipment granted by the Related Receivable and (b) there is no lien filed against any Financed Equipment under a Related Receivable for delinquent taxes.

(x) No Default; Repossession. Except for payment delinquencies continuing for a period of not more than 60 days as of the related Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Related Receivable has occurred; and to Originator’s knowledge, no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Related Receivable has arisen; and neither the Servicer nor Originator has waived any of the foregoing (except in a manner consistent with the Sale and Servicing Agreement) and no Financed Equipment financed under a Related Receivable shall have been repossessed.

(xi) Insurance; Other. (A) With respect to each Receivable, the related Obligor is required to have obtained an insurance policy covering the Financed Equipment as of the date such Related Receivable was initially financed. All such policies are required to insure against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Originator and its successors and assigns are named the loss payee or as additional insureds on each such insurance policy. Each such insurance policy is in an amount at least equal to the remaining Principal Balance of the Related Receivable and each Related Receivable requires the Obligor to obtain and maintain such insurance naming Originator and its successors and assigns as loss payee or an additional insured and (B) as to each Related Receivable that finances the cost of an extended service contract, the respective Financed Equipment which secures the Related Receivable is covered by an extended service contract. As of the related Cutoff Date, no Financed Equipment is or had previously been insured under a policy of forced-placed insurance.

(xii) Title. It is the intention of Originator that each transfer and assignment herein contemplated constitutes a sale of the Related Receivables and the related other Assets from Originator to Buyer and that the beneficial interest in and title to such Related Receivables and related other Assets not be part of Originator’s estate in the event of the filing of a bankruptcy petition by or against Originator under any bankruptcy law. No Related Receivable or related other Assets have been sold, transferred, assigned, or pledged by Originator to any Person other than Buyer and by Buyer to any Person other than the Issuer. Immediately prior to each transfer and assignment herein contemplated, Originator had good and marketable title to each Related Receivable and related other Assets and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof to Buyer and the concurrent pledge to the Trustee under the Indenture, the Trustee for the benefit of the Noteholders shall have a valid and enforceable security interest in the Collateral, free and clear of all liens, encumbrances, security interests, and rights of others, and such transfer has been perfected under the UCC. No Dealer has the right to repurchase any Receivable or has a participation in, or other right to receive, proceeds of any Receivable.

(xiii) Lawful Assignment. No Related Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Related Receivable under this Agreement shall be unlawful, void, or voidable. Originator has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Related Receivables.

(xiv) All Filings Made. All filings (including, without limitation, UCC filings or other actions) necessary in any jurisdiction to give Buyer a first priority perfected ownership interest in the Receivables and the other Assets, including, without limitation, the proceeds of the Receivables (to the extent that Buyer can obtain such first priority perfected security interest pursuant to one or more UCC filings).

(xv) Receivable File; One Original. Originator has delivered or caused to be delivered to the Custodian, at the location specified in the Sale and Servicing Agreement, a complete Receivable File with respect to each Related Receivable, and the Custodian has delivered to Buyer and the Noteholders a copy of the Custodial Receipt therefor. There is only one original executed copy of all instruments, notes and/or chattel paper related to the origination of each Receivable.

(xvi) Chattel Paper. Each Related Receivable constitutes “tangible chattel paper” under the UCC.

(xvii) Filings. If the Related Receivable was originated in a State in which the filing of a financing statement under the UCC is required to perfect a security interest in the Financed Equipment, such filings or recordings have been duly made and show Originator named as the original secured party under the Related Receivable and the Trustee has the same rights as such secured party has or would have (if such secured party were still the owner of the Receivable) against all parties claiming an interest in such Financed Equipment.

(xviii) Valid and Binding Obligation of Obligor. Each Related Receivable is the legal, valid and binding obligation in writing of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, and all parties to such contract had full legal capacity to execute and deliver all documents related thereto and to grant the security interest purported to be granted thereby. Each Related Receivable is not subject to any right of set-off by the Obligor.

(xix) Characteristics of Obligors. As of the date of each Obligor’s application for the loan from which the Related Receivable arises, no Obligor (a) was the subject of any federal, state or other bankruptcy, insolvency or similar proceeding pending on the date of application, (b) had not been the subject of more than one federal, state or other bankruptcy, insolvency or similar proceeding within the ten (10) years immediately preceding the origination of the Related Receivable or (c) was domiciled outside the United States.

(xx) Casualty. To Originator’s knowledge, no Financed Equipment which is part of any Related Receivable has been the subject of a Casualty.

(xxi) No Agreement to Lend. The Obligor with respect to each Related Receivable does not have any option under the Receivable to borrow from any person any funds secured by the Financed Equipment.

(xxii) Obligation to Dealers or Others. Buyer and its assignees will assume no obligation to Dealers, the Gehl Equipment Sellers or other originators or holders of the Related Receivables (including, but not limited to Dealer Reserve Amounts) as a result of its purchase of the Related Receivables.

(xxiii) No Impairment. Neither Originator nor Buyer has done anything to convey any right to any Person that would result in such Person having a right to payments due under any Related Receivables or otherwise to impair the rights of Buyer, the Issuer, the Trustee or the Noteholders in any Related Receivable or the proceeds thereof.

(xxiv) Receivables Not Assumable. No Related Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to Originator with respect to such Related Receivable.

(xxv) Servicing. The servicing of each Related Receivable and the collection practices relating thereto have been lawful and in accordance with the standards set forth in the Sale and Servicing Agreement; and other than the Servicer and the Backup Servicer pursuant to the Basic Documents, no other person has the right to service the Receivables; provided, however, that the Servicer may from time to time use Subservicers to assist it in certain collection efforts in accordance with the Sale and Servicing Agreement.

(xxvi) Creation of Security Interest. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables and the other Assets in favor of Buyer, which security interest in the Receivables is prior to all other Liens and is enforceable as such as against creditors of and purchasers from Originator.

(xxvii) Perfection of Security Interest. Originator has caused (or will have caused within ten (10) days of the sale of the Financed Equipment to the Obligor), the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables and the other Assets (to the extent perfection can be obtained through filing) granted to Buyer hereunder pursuant to Section 2.1 and the related Sale Assignment.

(xxviii) No Other Security Interests. Other than the security interest granted to Buyer pursuant to Section 2.1 and the related Sale Assignment, Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or the other Assets, other than such security interests as were released at or before the conveyance thereof. Originator has not authorized the filing of and is not aware of any financing statements filed against Originator that include a description of collateral covering any portion of the Receivables and the other Assets other than any financing statement relating to the security interest granted to Buyer hereunder or that has been terminated or released as to the Receivables and the other Assets. There are no judgments or tax lien filings against Originator.

(xxix) Notations on Contracts; Financing Statement Disclosure. The Servicer has in its possession copies of all Contracts that constitute or evidence the Receivables. The Contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than Buyer and/or the Trustee for the benefit of the Noteholders. All financing statements filed or to be filed against Originator in favor of Buyer in connection herewith describing the Assets contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party.”

(xxx) Records. On or prior to each Funding Date, Originator will have caused its records (including electronic ledgers) relating to each Related Receivable to be conveyed by it on such Funding Date to be clearly and unambiguously marked to reflect that such Related Receivable was conveyed by it to Buyer.

(xxxi) Computer Information. The computer diskette, computer tape or other electronic transmission made available by Originator to Buyer on each Funding Date is, as of the related Cutoff Date, complete and accurate and includes a description of the Receivables described in Schedule A to the related Sale Assignment.

(xxxii) No Titling Requirement. None of the states in which the Receivables are originated require that a certificate or other evidence of title be issued or obtained with respect to any Financed Equipment which is part of any Receivable sold hereunder.

(xxxiii) Cross Collateralization. Each Cross Collateralized Contract which has been sold by Originator to any third party has been sold subject to an enforceable agreement which provides that (i) such purchaser disclaims any right, title or interest in or to any Financed Equipment related to any Receivables sold hereunder, (ii) to the extent such purchaser is deemed to have any interest in any such Financed Equipment, such purchaser shall have agreed to subordinate its interest in such Financed Equipment to the claims or rights of Originator or any other holder or pledgee of such Cross Collateralized Contract with respect to such Financed Equipment and (iii) any agreement governing a subsequent sale of such Cross Collateralized Contract by such purchaser shall contain a provision requiring all subsequent purchasers to provide a written disclaimer acknowledgement and a subordination agreement substantially similar to those set forth in subclauses (i) and (ii) hereof.

(xxxiv) Contracts. Receivables were originated using Contracts and other documents which at the time of execution complied in all material respects with all applicable provisions of state law.

        3.3     Repurchase Upon Breach.(a) Originator or Buyer, as the case may be, shall inform the other party to this Agreement promptly, in writing, upon the discovery of any breach of Originator’s representations and warranties made pursuant to Section 3.2 (without regard to any limitations therein as to Originator’s knowledge), including without limitation, any failure of any Receivable to constitute an “Eligible Receivable” at the time of purchase hereunder, and upon receipt by Originator of notice of such breach, Originator (for the benefit of Buyer, the Issuer, the Trustee and the Noteholders) shall repurchase any Receivable if (A) the value of such Receivable is materially and adversely affected by the breach or (B) Buyer’s or the Noteholders’ interest in such Receivable was materially and adversely affected by the breach, in each case as determined by Buyer or the Majority Noteholder in its reasonable discretion (such Receivables, “PSA Defective Receivables”), providedhowever, that Buyer shall not be required to demonstrate satisfaction of the conditions set forth in subclauses (A) or (B) above in making its determination that any Receivable was not an Eligible Receivable at the time of purchase hereunder. The obligation of Originator to repurchase the Receivables under this Section 3.3 shall not be dependent on the actual knowledge of Originator of any breached representation or warranty. The repurchase shall occur as of the last day of the Accrual Period immediately following receipt by Originator of notice of such breach (or at the Noteholders’ option, the last day of the first Accrual Period following such discovery). In consideration of the repurchase of any Receivable, Originator shall remit the Purchase Amount to the Collection Account on behalf of Buyer in immediately available funds, within five (5) Business Days of Originator’s receipt of notice from Buyer of the Noteholders’ determination that such Receivable is a PSA Defective Receivable. The sole remedy of Buyer with respect to a breach of representations and warranties pursuant to Section 3.1 shall be to enforce Originator’s obligation to purchase such PSA Defective Receivables; provided, however, that Originator shall indemnify Buyer (and its assignees) against all PSA Losses, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach, including without limitation, any PSA Losses related to any breach of subclause (b) or (c) of the definition of Eligible Receivables.

            (b)     If the Insolvency Event related to a 341 Hearing has not been discharged by the bankruptcy court or other similar court presiding over such Insolvency Event within 90 days of the conveyance of the Related Receivable by Originator to Buyer pursuant to Section 2.1(a), Originator shall repurchase such Receivable as of the last day of such next Accrual Period for an amount equal to the Purchase Amount.

        3.4     Custody of Receivable Files.

            (a)     In connection with each sale, transfer and assignment of Receivables and related other Assets to Buyer pursuant to this Agreement and each Sale Assignment, each transfer thereof by Buyer to the Issuer pursuant to the Sale and Servicing Agreement, and each pledge thereof by the Issuer to the Trustee pursuant to the Indenture, the Custodian shall act as custodian of the following documents or instruments in its possession which shall be delivered to the Custodian on or before the Closing Date or the related Funding Date in accordance with Section 3.4(b) (with respect to each Receivable):

(i) The fully executed original of the Contract evidencing the Receivable (together with any agreements modifying or assigning the Receivable, including without limitation any extension agreements); and

(ii) The original note or chattel paper (or other evidence of a security interest and a promise of payment) in the name of the Obligor with any required notations evidencing Originator’s security interest in the related Receivables and all related documents that Originator shall keep on file in accordance with its customary procedures and which evidence the Obligor’s payment agreement as well as a security interest in the Financed Equipment (including each UCC filing required under Section 3.2(xvii)) or, if not yet received, a copy of such note, chattel paper or other documents.

            (b)     In connection with any Funding Date, Originator shall cause to be delivered to the Custodian the Receivable Files for the Related Receivables to be purchased not less than four Business Days prior to the related Funding Date to be held by the Custodian in accordance with the terms of the Sale and Servicing Agreement. At the time and to the extent Buyer is required to repurchase a Receivable pursuant to Section 3.5 of the Sale and Servicing Agreement, Originator shall be required to repurchase such Receivable from Buyer for the Purchase Amount whereupon the Custodian shall release to Buyer or its designee the related Receivable File and other Assets. Upon such release, Buyer shall execute and deliver to Originator all reasonable instruments of transfer or assignment, without recourse, as are prepared by Originator and delivered to Buyer and as are necessary or desirable to vest in Originator or its designee title to the Receivable and related Assets.

ARTICLE IV
CONDITIONS

        4.1     Conditions to Obligation of Buyer. The obligation of Buyer to purchase any Receivables is subject to the satisfaction of the following conditions on the related Funding Date:

            (a)     as of each Funding Date, (i) Originator shall not be insolvent and shall not become insolvent as a result of the transfer of the Related Receivables on such Funding Date, (ii) Originator shall not have incurred debts, the amount of which are beyond its ability to pay as such debts mature, (iii) the transfer of the Related Receivables and other Assets shall not have been made with intent to hinder, delay or defraud any Person and (iv) the remaining assets of Originator shall not constitute unreasonably small capital to carry out its business as then conducted;

            (b)     the Facility Termination Date shall not have occurred;

            (c)     Originator shall have delivered to Buyer an Officer’s Certificate, which certifies that each of the representations and warranties made by Originator pursuant to Section 3.1 and in the other Basic Documents with respect to the Related Receivables to be purchased on such Funding Date shall be true and correct as of such Funding Date with the same force and effect as if made on such date (or, if any such representation or warranty is expressly stated to be made as of a specific date, as of such specific date) and Originator shall have performed all obligations to be performed by it hereunder and in any Sale Assignment on or prior to such Funding Date, and has satisfied each condition precedent set forth in this Section 4.1(a) as of such Funding Date;

            (d)     Originator shall have, at its own expense, on or prior to the Funding Date, indicated in its computer files that the Related Receivables to be purchased on such Funding Date have been sold to Buyer pursuant to this Agreement or a Sale Assignment, as applicable;

            (e)     Originator shall have taken any action required to maintain the first priority perfected ownership interest of Buyer in the Related Receivables and the other Assets;

            (f)     no selection procedures adverse to the interests of Buyer or the Noteholders shall have been utilized in selecting the Related Receivables to be sold on such Funding Date;

            (g)     Originator shall have filed or caused to be filed all necessary UCC-l financing statements (or amendments thereto) necessary to maintain (in each case assuming for purposes of this clause (g) that such perfection may be achieved by making the appropriate UCC or similar filings), or taken any other steps necessary to maintain, (i) the first priority perfected ownership interest of Buyer with respect to the Related Receivables and other Assets to be transferred on such Funding Date;

            (h)     Originator shall have executed and delivered a Sale Assignment in the form of Exhibit A (a “Sale Assignment”);

            (i)     Originator shall deliver such other documents as Buyer may reasonably request;

            (j)     the transactions contemplated by the Sale and Servicing Agreement to be consummated on such Funding Date shall be consummated on such date substantially contemporaneously herewith; and

            (k)     each of the conditions precedent to the making of an Advance set forth in the Indenture and the Note Purchase Agreement shall have been satisfied.

ARTICLE V
REPRESENTATIONS AND COVENANTS OF ORIGINATOR

        Originator represents, warrants and agrees with Buyer (and its assignees, including the Trustee and the Noteholders) as follows on which Buyer is deemed to have relied in acquiring the Receivables (and upon which the Trustee and the Noteholders shall be deemed to have relied in entering into the Basic Documents and consummating the transactions contemplated thereby); provided, however, that to the extent that any provision of this Article conflicts with any provision of the Sale and Servicing Agreement, the Sale and Servicing Agreement shall govern. The representations speak as of the execution and delivery of this Agreement, as of the Closing Date and as of each Funding Date, and shall survive the sale of the Receivables to Buyer, the transfer thereof by Buyer to the Issuer pursuant to the Sale and Servicing Agreement and the pledge thereof by the Issuer to the Trustee under the Indenture.

        5.1     Protection of Right, Title and Interest.

            (a)    Filings. Originator shall authorize and cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer in and to the Receivables and the other property included in the Assets to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of Buyer hereunder to the Receivables and the other property sold hereunder. Originator shall deliver (or cause to be delivered) to Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above as soon as available following such recordation, registration or filing. Buyer shall cooperate fully with Originator in connection with the obligations set forth above and shall execute any and all documents reasonably required to fulfill the intent of this paragraph.

            (b)    Name Change. Originator’s legal name is as set forth in the first paragraph of this Agreement and its organizational identification number is 1G01013. Originator shall not change its name, identity, jurisdiction of organization, form of organization or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506 of the UCC, unless it shall have given Buyer, the Noteholders and the Trustee at least thirty (30) days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, Originator shall deliver an Opinion of Counsel to Buyer, the Trustee and the Noteholders, in a form and substance reasonably satisfactory to the Noteholders, stating either (A) all financing statements and continuation statements have been authorized, executed and filed that are necessary fully to preserve and protect the interest of Buyer and the Trustee in the Assets, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

            (c)    Location Change.  Originator’s principal place of business and chief executive office is 143 Water Street, West Bend, Wisconsin 53095. Originator shall have an obligation to give Buyer, the Noteholders and the Trustee at least 30 days’ prior written notice of any relocation of its chief executive office or a change in its jurisdiction of organization if, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. Originator shall at all times be organized under the laws of the United States (or any State thereof), maintain each office from which it shall service Receivables, and its chief executive office and jurisdiction of organization, within the United States of America.

        5.2     Other Liens or Interests.  Except for the conveyances under this Agreement, the Sale and Servicing Agreement, the Indenture and the other Basic Documents, Originator: (a) shall not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien on, any interest in, to and under the Receivables and the other Assets, and (b) shall defend the right, title and interest of Buyer in, to and under the Receivables against all claims of third parties claiming through or under Originator.

        5.3     Costs and Expenses. Originator agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of Buyer’s right, title and interest in, to and under the Receivables.

        5.4     Indemnification.

            (a)     Subject to the limitation of remedies set forth in Section 3.2 hereof with respect to a breach of any representations and warranties contained in Section 3.1 hereof, Originator shall indemnify Buyer, the Issuer, the Backup Servicer, the Trustee, the Note Purchaser, the Noteholders and their respective officers, directors, agents and employees for any costs (including reasonable fees and expenses of counsel), expenses, losses, damages, claims, judgments, settlements and other liabilities (collectively “PSA Losses”), arising out of or resulting from the transactions contemplated by the Basic Documents or the breach by Originator or any Gehl Party of any provision of any Basic Document, including without limitation, the representations, warranties and covenants made by the Gehl Parties in the Basic Documents.

            (b)     Originator shall indemnify, defend and hold harmless the Seller, the Issuer, the Backup Servicer, the Trustee, the Noteholder and their respective officers, directors, agents and employees from and against any and all PSA Losses, arising out of or resulting from (i) the ownership by Buyer, the Issuer, or any of their agents or subcontractors, of any Financed Equipment, (ii) the failure of Buyer, Originator, the Issuer or any Dealer to comply with any federal, state or local law (including any Consumer Law) which governs the origination, servicing or sale of any Financed Equipment or which imposes an obligation to obtain any license or complete any registration or filing or satisfy any other administrative requirement in connection with the origination, ownership, servicing or sale of any Financed Equipment, (iii) any reduction in the proceeds of the Receivables available to the Issuer caused in whole or in part by the commingling of collections on the Receivables by any Gehl Party at any time with other funds, and (iv) an uninsured loss resulting from any Casualty with respect to Financed Equipment to the extent the Servicer did not enforce the Obligor’s duty to obtain insurance coverage for such Financed Equipment in accordance with the terms of the Contract.

            (c)     Originator shall indemnify, defend and hold harmless Buyer, the Issuer, the Backup Servicer, the Trustee, the Noteholder and their respective officers, directors, agents and employees from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes or franchise taxes with respect to the Noteholder and with respect to the Trustee and the Backup Servicer arising out of fees paid to the Trustee and the Backup Servicer and except any taxes to which the Trustee may otherwise be subject), including without limitation any sales, gross receipts, general corporation, limited liability company, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to federal or other income taxes or franchise taxes arising out of distributions on the Note or otherwise) and costs and expenses arising out of or incurred in defending against the same.

            (d)     Originator shall indemnify, defend and hold harmless Buyer, the Issuer, the Backup Servicer, the Trustee, the Noteholder and their respective officers, directors, agents and employees from and against any PSA Losses incurred by reason of (i) Originator or the Servicer’s willful malfeasance, bad faith or negligence in the performance of their duties under any Basic Document, or by reason of reckless disregard of their obligations and duties under any Basic Document and/or (ii) any violation of Federal or state securities laws by the Issuer in connection with the offering and sale of the Note to the extent such violation arises from any information provided by Originator or the Servicer to the Issuer for use in marketing the Notes.

        Indemnification under this Section shall survive the termination of this Agreement, the Sale and Servicing Agreement or the Indenture, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If Originator shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to Originator, without interest. Any party seeking indemnification under this Section 5.4 (a “PSA Indemnified Party”) shall promptly notify Originator in writing of the assertion of any claim or the discovery of any fact upon which the party seeking indemnification intends to base a claim for indemnification hereunder. With respect to any claim made by a third party against which a PSA Indemnified Party is seeking indemnification hereunder, Originator shall have the right, at its own expense, to participate in or assume the defense thereof from the party seeking indemnification, so long as Originator acknowledges its indemnification obligation to the applicable PSA Indemnified Party and such party shall fully cooperate with Originator subject to reimbursement for actual out-of-pocket expenses incurred as a result of such request by Originator; provided, however, that Originator may not, without the prior written consent of the Majority Noteholder and the Buyer, effect any settlement of any pending or threatened proceeding in respect of which a Noteholder or Buyer is or could have been a party or in respect of which indemnity could have been sought by either the Majority Noteholder or Buyer hereunder. If Originator does not elect to assume control or otherwise participate in the defense of any third-party claim after receipt of notice thereof from the PSA Indemnified Party, Originator, in the absence of gross negligence or willful misconduct on the part of the PSA Indemnified Party, shall be bound by the results obtained by the PSA Indemnified Party with respect to such claim.

        Notwithstanding any provision of this Section 5.4 or any other provision of this Agreement, nothing herein shall be construed as to require Originator to provide any indemnification hereunder or under any other Basic Document for any PSA Losses incurred in connection with credit losses with respect to the Receivables or the Financed Equipment.

        5.5     Cross Collateralized Contracts. With respect to any Cross Collateralized Contracts, Originator hereby disclaims any right, title or interest in or to any Financed Equipment related to Receivables sold hereunder, and, to the extent Originator is deemed to have any interest in any such Financed Equipment based on the operation of such provisions, Originator hereby subordinates any interest it may have in such Financed Equipment to the claims or rights of Buyer, the Issuer and the Trustee on behalf of the Noteholders with respect to such Financed Equipment. In addition, Originator agrees not to sell any Contract owned by Originator which is part of a series of Contracts executed by the same obligor which contain one or more “cross-collateralization” or similar provisions as described above, without first securing the written agreement (in form and substance satisfactory to the Note Purchaser) of the party to whom such Contract is to be sold which shall provide that: (i) such purchaser shall disclaim any right, title or interest in or to any Financed Equipment related to any Receivables sold hereunder, (ii) to the extent such purchaser is deemed to have any interest in any such Financed Equipment, such purchaser shall have agreed to subordinate its interest in such Financed Equipment to the claims or rights of Buyer, the Issuer and the Trustee on behalf of the Noteholder with respect to such Financed Equipment and (iii) such purchaser shall further covenant that any agreement governing a subsequent sale of such Contract shall contain a provision requiring all subsequent purchasers to provide a written disclaimer acknowledgement and a subordination agreement substantially similar to those set forth in subclauses (i) and (ii) of this paragraph.

        5.6     Ineligible Receivables. Originator may at any time upon request of Buyer repurchase Ineligible Receivables and Receivables in excess of the Aggregate Concentration Adjustment Amount from Buyer at a price equal to the discounted value of the remaining payments on such Receivables using the Portfolio Discount Rate (the “PSA Repurchase Price”) provided that no Borrowing Base Deficiency shall exist after giving effect to any such repurchase. Upon receipt of the PSA Repurchase Price in respect of any Receivable to be repurchased hereunder and written instructions from the Servicer, Buyer shall release (or cause to be released) to Originator the related Receivable File and other related Assets and shall execute and deliver all instruments of transfer or assignment, without recourse, as are prepared by Originator and delivered to Buyer and necessary or desirable to vest in Originator title to such Receivables and related Assets.

        5.7     Representations and Warranties of Originator.

            (a)    Organization and Good Standing. Originator has been duly organized and is validly existing as a corporation solely under the laws of the State of Wisconsin.

            (b)    Due Qualification. Originator is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership of property or the conduct of its business (including the sale of the Receivables as required by this Agreement) shall require such qualification or where the failure to be so qualified could reasonably be expected to have a material adverse effect on Buyer (including its assignees and pledgees) or the Receivables.

            (c)    Power and Authority. Originator has the power (corporate and other) and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out its terms and their terms, respectively; Originator has full power and authority to acquire, own, sell and assign the Receivables and the other Assets to be sold and assigned to and deposited with Buyer by it and has duly authorized such sale and assignment to Buyer by all necessary corporate action; and Originator has the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted; and the execution, delivery and performance of this Agreement and the Basic Documents to which Originator is a party have been duly authorized by Originator by all necessary corporate action.

            (d)    Valid Sale; Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the other Assets to Buyer, enforceable against Originator and creditors of and purchasers from Originator; and this Agreement and the Basic Documents to which Originator is a party, when duly executed and delivered by each party hereto and thereto, shall constitute legal, valid and binding obligations of Originator enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        (e)    No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents does not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the articles of incorporation or bylaws of Originator, or any indenture mortgage, deed of trust or other material agreement or instrument to which Originator is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Basic Documents, or violate any law, order, rule or regulation applicable to Originator of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Originator or any of its properties.

            (f)    No Proceedings. There are no suits, actions, proceedings or investigations pending or, to Originator’s knowledge, threatened against Originator, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over Originator or its properties (A) asserting the invalidity of this Agreement, the Note or any of the Basic Documents, (B) seeking to prevent the issuance of the Note or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that could reasonably be expected to materially and adversely affect (x) the performance by Originator of its obligations under, or the validity or enforceability of, the Receivables or the Assets, this Agreement, the Note or any of the other Basic Documents or (y) any action to be taken by Originator in connection with the obligations of Originator under any of the Basic Documents, or (D) relating to Originator and which might reasonably be expected to adversely affect the federal or state income, excise, franchise or similar tax attributes of the Note.

            (g)    No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority (other than routine filings with the Securities and Exchange Commission) is required to be made or obtained by Originator in connection with the consummation of the transactions contemplated by this Agreement and the Basic Documents, except such as have been duly made or obtained.

            (h)    Financial Condition. Originator has a positive net worth and is able to and does pay its liabilities as they mature. Originator is not in default under any obligation to pay money to any Person except for matters being disputed in good faith which do not involve an obligation of Originator on a promissory note. Originator will not use the proceeds from the transactions contemplated by the Basic Documents to give any preference to any creditor or class of creditors, and this transaction will not leave Originator with remaining assets which are unreasonably small compared to its ongoing operations.

            (i)    Solvency; Fraudulent Conveyance. Both before and after giving effect thereto, Originator is solvent and will not be rendered insolvent as the result of entering into any transaction contemplated by this Agreement or any of the Basic Documents to which it is a party and, after giving effect to the transactions contemplated hereby and thereby will not be left with an unreasonably small amount of capital with which to engage in its business. Originator does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Originator or any of its assets. The amount of consideration being received by Originator upon the sale of the Receivables to Buyer constitutes reasonably equivalent value and fair consideration for such Receivables. Originator is not transferring any Receivables with any intent to hinder, delay or defraud any of its creditors.

            (j)    Certificate, Statements and Reports. The officer’s certificates, statements, reports and other documents prepared by Originator and furnished by Originator pursuant to this Agreement or any other Basic Document to which it is a party, and in connection with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

            (k)    Legal Counsel, etc. Originator consulted with its own legal counsel and independent accountants to the extent it deems necessary regarding the tax, accounting and regulatory consequences of the transactions contemplated hereby, Originator is not participating in such transactions in reliance on any representations of any other party, their affiliates or their counsel with respect to tax, accounting and regulatory matters.

            (l)    No Default. Originator is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under (i) any law or statute applicable to it, including, without limitation, any Consumer Law, (ii) any judgment, decree, writ, injunction, order, award or other action of any court or governmental authority or arbitrator or any order, rule or regulation of any federal, state, county, municipal or other governmental or public authority or agency having or asserting jurisdiction over it or any of its properties or (iii) (x) any indebtedness or any instrument or agreement under or pursuant to which any such indebtedness has been, or could be, issued or incurred or (y) any other instrument or agreement to which it is a party or by which it is bound or any of its properties is affected, including, without limitation, the Basic Documents, which with respect to the foregoing either individually or in the aggregate, (A) could reasonably be expected to result in a Material Adverse Change with respect to Originator, or in any impairment of the right or ability of Originator to carry on its business substantially as now conducted or (B) could reasonably be expected to materially and adversely affect Originator’s performance of its obligations hereunder, or the validity or enforceability of this Agreement or the Basic Documents.

            (m)    No Broker. Originator has not dealt with any broker, investment banker, agent, or other Person who may be entitled to any commission or compensation in connection with the sale of Receivables.

            (n)    Investment Company. Originator is not an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, that is required to be registered as such under such Act.

            (o)    Taxes. Originator has filed when due all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Originator). Any taxes, fees and other governmental charges payable by Originator in connection with consummation of the transactions contemplated by this Agreement and the other Basic Documents to which Originator is a party and the fulfillment of the terms of this Agreement and the other Basic Documents to which Originator is a party have been paid or will be paid when due.

            (p)    Cross Collateralization. Each Cross Collateralized Contract which has been sold by Originator to any third party has been sold subject to an enforceable agreement which provides that (i) such purchaser disclaims any right, title or interest in or to any Financed Equipment related to any Receivables sold hereunder, (ii) to the extent such purchaser is deemed to have any interest in any such Financed Equipment, such purchaser shall have agreed to subordinate its interest in such Financed Equipment to the claims or rights of Buyer, the Issuer and the Trustee on behalf of the Noteholders with respect to such Financed Equipment and (iii) any agreement governing a subsequent sale of such Cross Collateralized Contract by such purchaser shall contain a provision requiring all subsequent purchasers to provide a written disclaimer acknowledgement and a subordination agreement substantially similar to those set forth in subclauses (i) and (ii) hereof.

ARTICLE VI
MISCELLANEOUS

        6.1     Obligations of Originator.  The obligations of Originator under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

        6.2     Buyer Assignment of Repurchased Receivables.  With respect to all Receivables repurchased by Originator pursuant to this Agreement, Buyer shall sell, transfer, assign, set over and otherwise convey to Originator, without recourse, representation or warranty, all of Buyer’s right, title and interest in, to and under such Receivables, and all security and documents relating thereto.

        6.3     Assignment. Originator acknowledges and agrees that: (a) Buyer will, pursuant to the Sale and Servicing Agreement, sell the Receivables and the other Assets conveyed hereunder to the Issuer and assign its rights under this Agreement to the Issuer, (b) the Issuer will, pursuant to the Indenture, pledge such Receivables and other Assets and certain other assets to the Trustee, and (c) the representations, warranties and covenants contained in this Agreement and the rights of Buyer under this Agreement are intended to benefit the Issuer, the Trustee and the Noteholders. Originator hereby consents to all such sales and assignments and agrees that enforcement of a right or remedy hereunder by the Trustee shall have the same force and effect as if the right or remedy had been enforced or executed by Buyer.

        6.4     Amendment. This Agreement may be amended from time to time, by a written amendment duly executed and delivered by Originator and Buyer (x) with the written consent of the Majority Noteholder and (y) if the Rating Agency Condition has been satisfied.

        It shall not be necessary for the consent of the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

        6.5     Nonpetition Covenant.

            (a)     Notwithstanding any prior termination of this Agreement, Originator and Buyer shall not, prior to the date which is one year and one day after the termination of this Agreement in accordance with Section 6.16 hereof, acquiesce, petition or otherwise invoke or cause Buyer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Buyer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to Buyer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Buyer in connection with any obligations arising under or in connection with any of the Basic Documents including, without limitation, any breach of a representation and warranty or other agreement by Buyer hereunder.

            (b)     Originator hereby agrees that damages will not be an adequate remedy for breach of this covenant and that this covenant may be specifically enforced by Buyer (or the Trustee on behalf of the Noteholders). This Section 6.5 shall survive the termination of this Agreement.

        6.6     Waivers. No failure to exercise and no delay in exercising any right, remedy, power or privilege hereunder or under any Sale Assignment, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein and under each Sale Assignment provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

        6.7     Notices.  All demands, notices and communications under this Agreement shall be delivered in accordance with the Sale and Servicing Agreement.

        6.8     Costs and Expenses. Originator will pay all expenses incident to the performance of its obligations under this Agreement and Originator agrees to pay all reasonable out-of-pocket costs and expenses of Buyer, excluding fees and expenses of counsel, in connection with the perfection as against third parties of Buyer’s right, title and interest in, to and under the Receivables and the enforcement of any obligation of Originator hereunder.

        6.9     Headings and Cross-References. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. References in this Agreement to Section names or numbers are to such Sections of this Agreement unless otherwise expressly indicated.

        6.10     Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. SECTION 2.1(a) OF THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER SUCH SECTION SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        6.11     Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        6.12     Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        6.13     Intention of Parties Regarding Delaware Securitization Act. It is the intention of Originator and Buyer that the transfer and assignment of the property contemplated by Section 2.1(a) of this Agreement shall constitute a sale of property from Originator to Buyer, conveying good title thereto free and clear of any liens, and the beneficial interest in and title to such assets shall not be part of Originator’s estate in the event of the filing of a bankruptcy petition by or against Originator under any bankruptcy or similar law. In addition, for purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A, et seq. (the “Securitization Act”), each of the parties hereto hereby agrees that:

(a) any property, assets or rights purported to be transferred, in whole or in part, by Originator to Buyer pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of Originator;

(b) none of Originator, its creditors or, in any insolvency proceeding with respect to Originator or Originator’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of Originator any property, assets or rights purported to be transferred, in whole or in part, by Originator to Buyer pursuant to this Agreement;

(c) in the event of a bankruptcy, receivership or other insolvency proceeding with respect to Originator or Originator’s property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of Originator’s property, assets, rights or estate; and

(d) the transaction contemplated by this Agreement shall constitute a “securitization transaction” as such term is used in the Securitization Act.

        6.14     Merger and Integration. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Basic Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.6.15 Survival of Representations and Warranties. The representations and warranties of the parties hereto and all provisions for remedies and indemnification contained herein shall survive the termination of this Agreement. In addition, all causes of action arising prior to the date of termination shall continue in full force and effect irrespective of the termination of this Agreement.

        6.16     Termination. This Agreement shall not terminate until termination of the Sale and Servicing Agreement in accordance with the terms of the Sale and Servicing Agreement.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

GEHL COMPANY, as Originator

By:	/s/ Thomas M. Rettler
Name:	Thomas M. Rettler
Title:	Vice President and Chief Financial Officer

GEHL RECEIVABLES LLC, as Buyer

By:	/s/ Thomas M. Rettler
Name:	Thomas M. Rettler
Title:	Vice President and Chief Financial Officer

[Signature Page to Purchase and Sale Agreement]